Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2011 in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-172709) and related Prospectus of Newgistics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Austin, Texas
May 16, 2011